Malizia Spidi & Fisch, PC
                                ATTORNEYS AT LAW

1100 New York Avenue, N.W.                            1900 South Atherton Street
Suite 340 West                                                         Suite 101
Washington, D.C.  20005                                 State College, PA  16801
(202) 434-4660                                                    (814) 272-3502
Facsimile: (202) 434-4661                             Facsimile:  (814) 272-3514

James C. Stewart                                     writer's direct dial number
stewart@malizialaw.com                                            (202) 434-4671



July 20, 2004

Board of Directors
Roebling Financial Corp, Inc.
Route 130 South & Delaware Avenue
Roebling, New Jersey  08554

         Re:      Registration Statement Under the Securities Act of 1933
                  -------------------------------------------------------

Gentlemen and Ladies:

         You have requested our opinion as special counsel in connection with the filing of the Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 1,818,438 shares (the "Shares") of the common stock, $.10 par value (the "Common Stock"), of Roebling Financial Corp, Inc., a New Jersey corporation (the "Company"), including up to 836,887 shares of the Common Stock to be issued in exchange for shares of Roebling Financial Corp, Inc., a Federal corporation, and shares to be issued to certain employee benefit plans of the Company and its subsidiaries, all pursuant to the Plan of Conversion and Reorganization (the "Plan") of Roebling Financial Corp., MHC, a federal mutual holding company.

         In our capacity as special counsel, we have reviewed the following documents: (i) the Registration Statement; (ii) the Plan; (iii) the Company's Certificate of Incorporation and Bylaws; and (iv) certain minutes of meetings or unanimous consents of the Board of Directors of the Company.

         In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

         The law covered by the opinion expressed herein is limited to the New Jersey Business Corporation Act.

MALIZIA SPIDI & FISCH, PC

Board of Directors
Roebling Financial Corp, Inc.
July 20, 2004
Page 2


         Based on and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan against full payment therefor and upon the declaration of the effectiveness of the Registration Statement will be legally issued, fully paid, and non- assessable shares of Common Stock of the Company.

         We assume no obligation to advise you of any event that may hereafter be brought to our attention that may affect any statement made in the foregoing paragraph after the declaration of effectiveness of the Registration Statement.

         We hereby consent to the use of this opinion and to the reference to our firm appearing under the heading "Legal and Tax Opinions" in the Prospectus included in the Registration Statement. We also consent to any references to this legal opinion in such Prospectus.

                                               Very truly yours,


                                               /s/MALIZIA SPIDI & FISCH, PC

                                               MALIZIA SPIDI & FISCH, PC